EXHIBIT 23.2

[Webb & Company, P.A. Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2007 relating to the financial statements, which appears in International Monetary Systems, Ltd.’s Annual Report on Form 10-KSB for the year ended December 31, 2006. We also consent to the references to us under the caption “Experts” in the prospectus.

Webb & Company, P.A.

/s/ WEBB & COMPANY, P.A.

Boynton Beach, Florida
October 5, 2007